Exhibit 99.1

Sunshine Heart Announces First Quarter 2017 Financial Results and Provides Company Update

Eden Prairie, MN: May 9, 2017: (GLOBE NEWSWIRE) Sunshine Heart, Inc. (NASDAQ: SSH) announced today its financial results for the first quarter ended March 31, 2017. The Company will host a conference call and webcast at 9:00 AM ET today to discuss its financial results and provide an update on the Company’s performance.

To access the live webcast, please visit the Investors page of the Sunshine Heart website at ir.sunshineheart.com. Alternatively, you may access the live conference call by dialing (877) 303-9826 (U.S.) or (224) 357-2194 (international) and using conference ID 18075619. An audio archive of the webcast and a transcript of the call will be available following the call at ir.sunshineheart.com.

Business Highlights

•                  The Company continues to execute strategy to drive growth with the recently acquired Aquadex business, resulting in revenue in the first quarter of 2017 increasing by 21% sequentially from the fourth quarter of 2016.

•                  Direct field organization continuing efforts to re-engage hospital accounts with installed consoles. The Company is on track with its plans and currently has 135 active hospital accounts ordering products and services.

•                  Pursuing growth strategies in 4 primary areas: i) re-engaging and revitalizing dormant Aquadex accounts, ii) identifying diagnostic technologies to optimize patient selection and fluid removal, iii) expanding into other areas of the hospital, and iv) data generation to optimize reimbursement and expansion to outpatient setting.

•                  Completed a warrant exercise agreement to incent exercise of warrants for cash which netted approximately $1.8 million in cash proceeds.  Subsequent to quarter end, completed an underwritten public equity offering for net proceeds of approximately $8.1 million, following which we believe we have sufficient cash to fund our operations through the first quarter of 2018.

•                  Reduced operating expenses by 41% and operating cash utilization by 72% from same quarter last year.

•                  Subsequent to quarter end, received Nasdaq notification that Company regained compliance with all continued listing requirements and the Nasdaq listing matter has been closed.

“Our focus remains on serving the large number of heart failure patients in the U.S. with fluid overload who could benefit from our Aquadex therapy” said John Erb, Chairman and CEO. “We are very excited about our revitalized and growing business.”

FINANCIALS

SUNSHINE HEART, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited and in thousands, except per share amounts)

	Three months ended March 31,
	2017	2016
Net sales	$901	$—
Costs and Expenses:
Cost of goods sold	514	—
Selling, general and administrative	2,387	1,349
Research and development	308	3,206
Total costs and expenses	3,209	4,555
Loss from operations	(2,308)	(4,555)
Other income (expense):
Interest expense	—	(229)
Other income, net	6	1
Warrant valuation expense	(67)	—
Change in fair value of warrant liability	1,429	—
Total other income (expense)	1,368	(228)
Loss before income taxes	(940)	(4,783)
Income tax expense	—	(3)
Net loss	$(940)	$(4,786)

Basic and diluted loss per share	$(1.75)	$(7.82)

Weighted average shares outstanding — basic and diluted	1,579	612

Other comprehensive income:
Foreign currency translation adjustments	$(1)	$(4)
Total comprehensive loss	$(941)	$(4,790)

SUNSHINE HEART, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited and in thousands, except share and per share amounts)

	March 31, 2017	December 31, 2016
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,661	$1,323
Accounts receivable	406	282
Inventory	830	677
Other current assets	88	137
Total current assets	2,985	2,419
Property, plant and equipment, net	483	540
Intangible assets, net	4,144	4,302
Goodwill	189	189
Other assets	21	21
TOTAL ASSETS	$7,822	$7,471

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$2,930	$2,351
Accrued compensation	868	909
Total current liabilities	3,798	3,260
Common stock warrant liability	46	1,843
Other liabilities	126	126
Total liabilities	3,970	5,229
Commitments and contingencies	—	—

Temporary Stockholders’ Equity
Series D convertible preferred stock as of March 31, 2017 and December 31, 2016, par value $0.0001 per share; authorized 0 and 900 shares, respectively, issued and outstanding 0 and 700, respectively	—	485

Stockholders’ equity
Series A junior participating preferred stock as of March 31, 2017 and December 31, 2016, par value $0.0001 per share; authorized 30,000 shares, none outstanding	—	—
Series B-1 convertible preferred stock as of March 31, 2017 and December 31, 2016, par value $0.0001 per share; authorized 0 and 1,824.4 shares, issued and outstanding 0 and 1,824.4, respectively	—	—

Series C convertible preferred stock as of March 31, 2017 and December 31, 2016, par value $0.0001 per share; authorized 0 and 2,900 shares, respectively, issued and outstanding 0 and 2,900, respectively

Preferred stock as of March 31, 2017 and December 31, 2016, par value $0.0001 per share; authorized 39,970,000 and 39,964,375.6 shares, none outstanding	—	—
Common stock as of March 31, 2017 and December 31, 2016, par value $0.0001 per share; authorized 100,000,000 shares, issued and outstanding 3,118,492 and 777,238, respectively	—	—
Additional paid-in capital	172,532	169,496
Accumulated other comprehensive income:
Foreign currency translation adjustment	1,234	1,235
Accumulated deficit	(169,914)	(168,974)
Total stockholders’ equity	3,852	1,757
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,822	$7,471

SUNSHINE HEART, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three months ended March 31,
	2017	2016
Operating Activities:
Net loss	$(940)	$(4,786)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation and amortization expense	215	81
Stock-based compensation expense, net	166	231
Amortization of debt discount and financing fees	—	84
Change in fair value of warrant liability	(1,429)	—
Warrant valuation expense	67	—
Changes in operating assets and liabilities:
Accounts receivable	(124)	—
Inventory	(153)	—
Other current assets	49	(67)
Other assets and liabilities	—	2
Accounts payable and accrued expenses	535	(1,241)
Net cash used in operations	(1,614)	(5,696)

Investing Activities:
Purchases of property and equipment	—	(8)
Net cash used in investing activities	—	(8)

Financing Activities:
Net proceeds from the sale of preferred stock and warrants	184	—
Net proceeds from exercise of warrants	1,768	—
Repayments on borrowings on long-term debt	—	(940)
Net cash provided by (used in) financing activities	1,952	(940)

Effect of exchange rate changes on cash	—	1
Net increase (decrease) in cash and cash equivalents	338	(6,643)
Cash and cash equivalents - beginning of period	1,323	23,113
Cash and cash equivalents - end of period	$1,661	$16,470

Supplement schedule of non-cash activities
Warrants issued as inducement to warrant exercise	$509	$—

Supplemental cash flow information
Cash paid for interest	$—	$136

About Sunshine Heart

Sunshine Heart, Inc. (Nasdaq:SSH) is an early-stage medical device company focused on commercializing the Aquadex FlexFlow® System. The Company’s commercial product, the Aquadex system, is indicated for temporary (up to eight hours) ultrafiltration treatment of patients with fluid overload who have failed diuretic therapy, and extended (longer than 8 hours) ultrafiltration treatment of patients with fluid overload who have failed diuretic therapy and require hospitalization. Our objective is to improve the quality of life for patients with heart failure and related conditions. Sunshine Heart is a Delaware corporation headquartered in Minneapolis with wholly owned subsidiaries in Australia and Ireland. The Company has been listed on the NASDAQ Capital Market since February 2012.

Forward-Looking Statements

Certain statements in this release are forward-looking statements that are based on management’s beliefs, assumptions, expectations, and information currently available to management. All statements that address future operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation, our ability to execute on our recently announced strategic realignment, our post-market clinical data collection activities, benefits of our products to patients, our expectations with respect to product development and commercialization efforts, our ability to increase market and physician acceptance of our products, potentially competitive product offerings, intellectual property protection, our ability to integrate acquired businesses and our expectations regarding anticipated synergies with and benefits from acquired businesses. The risk factors described in our filings with the SEC could cause actual events to adversely differ from the expectations indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. Sunshine Heart does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Sunshine Heart may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation, the possibility that regulatory authorities do not accept our application or approve the marketing of our therapy, the possibility we may be unable to raise the funds necessary for the development and commercialization of our therapy and other risks and uncertainties described in our filings with the SEC. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact:

Claudia Napal Drayton	Investor Relations
Chief Financial Officer	Sunshine Heart Inc.
Sunshine Heart, Inc.	ir@sunshineheart.com
T: +1-952-345-4205